Exhibit 99.1

Synta Pharmaceuticals Corp. 45 Hartwell Avenue Lexington, MA 02421 tel: 781 541 7213 fax: 781 274 1270 www.syntapharma.com

Synta Names Anne Whitaker Chief Executive Officer

LEXINGTON, MA — August 6, 2014 — Synta Pharmaceuticals Corp. (NASDAQ: SNTA) today announced that Anne Whitaker will join the Company as President, Chief Executive Officer and a member of the Company’s Board of Directors effective September 2, 2014.  Ms. Whitaker has more than 20 years of experience in the pharmaceutical industry, principally at GlaxoSmithKline and Sanofi including, most recently, the role of President, North America Pharmaceuticals, at Sanofi.

“It is with great pleasure that the Board welcomes Anne Whitaker as Synta’s new Chief Executive Officer,” said Keith Gollust, Chairman of the Board of Synta.  “Anne brings a wealth of experience to Synta, gained over a distinguished career in executive roles with two of the world’s top pharmaceutical companies. Her knowledge and experience in business strategy, product development, regulatory affairs, leadership and organizational development and commercialization will be invaluable to the Company as we continue to advance ganetespib through late stage development.”

“Synta presents an exciting opportunity defined by a late stage product, ganetespib, that has shown promising activity in multiple indications and a pre-clinical program, HDC, that has significant potential to generate new drug candidates.” said Ms. Whitaker.  “I am excited to join the very talented and dedicated team at Synta at this important time in the Company’s evolution.  I look forward to working with this team to build a world-class global oncology and immunology business that delivers improved health to patients, innovative treatment solutions to healthcare providers and value to shareholders.”

As President, North America Pharmaceuticals, at Sanofi, Ms. Whitaker oversaw all pharmaceutical and consumer healthcare operations within the region, including the Diabetes, Oncology, Cardiovascular and other Patient Centered Units, Chattem (CHC), U.S. Market Access, U.S. Medical and Regulatory Affairs, Business Strategy, Planning & Operations and Canada Pharmaceuticals.  She also served as a member of Sanofi’s Global Leadership Team, Global Commercial Operations Committee and U.S. Regional Management Committee.

A distinguished and dedicated professional with more than 20 years of experience, Anne began her career at Delta Communications and joined the Upjohn Company in 1991 as a metabolic disease specialist. She joined GlaxoSmithKline in 1992 as a sales representative and held various leadership positions in the Commercial organization. In 2001, she became Vice President of Critical and Supportive Care before being appointed Senior Vice President of Leadership and Organization Development from 2008 to 2009. In 2009, Anne became Senior Vice President and Business Unit Head, Cardiovascular, Metabolic and Urology (CVMU) at GlaxoSmithKline, where she had full commercial responsibility for leading, developing and managing strategic performance of the CVMU business. In September 2011, she joined Sanofi as President, North America Pharmaceuticals.

About Synta Pharmaceuticals

Synta Pharmaceuticals Corp. is a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to extend and enhance the lives of patients with severe medical conditions, including cancer and chronic inflammatory diseases. Synta has a unique chemical compound library, an integrated discovery engine, and a diverse pipeline of clinical- and preclinical-stage drug candidates with distinct mechanisms of action and novel chemical structures. All Synta drug candidates were invented by Synta scientists using its compound library and discovery capabilities. For more information, please visit www.syntapharma.com.

Safe Harbor Statement

This media release may contain forward-looking statements about Synta Pharmaceuticals Corp. Such forward-looking statements can be identified by the use of forward-looking terminology such as “will”, “would”, “should”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “may”, “estimates”, “predicts”, “continues”, “projects”, or similar expressions intended to identify forward-looking statements. Such statements, including statements relating to the advancement of ganetespib through late stage development, activity of ganetespib in multiple indications and the potential for HDC to generate additional drug candidates, reflect Synta’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including those described in “Risk Factors” of our Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission. Synta undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

###

Contact:

Synta Pharmaceuticals Corp.

Daniel Cole

(781) 541-7250

dcole@syntapharma.com

Argot Partners

Andrea Rabney

(212) 600-1494

andrea@argotpartners.com

Media:

Argot Partners

Eliza Schleifstein

(917) 763-8106

eliza@argotpartners.com